EXHIBIT 2.5.8

                                    AGREEMENT

THIS AGREEMENT (the "Agreement") is dated as of the 8th day of January, 1999 (the "Effective Date") by and between Able Telcom Holding Corp. (the "Company") and WorldCom Network Services, Inc. (the "WorldCom"). (The Company and WorldCom are sometimes individually referred to as a "Party" and collectively as the "Parties").

                                    RECITALS

A. Pursuant to the terms of the September 9, 1998 Agreement (the "September Agreement") between the Company and WorldCom, the Company agreed that it will grant to WorldCom certain stock appreciation or other rights (the "SARs") whereby WorldCom shall have the right to participate in an increase in the value of the Company's common stock, par value $.001 (the "Common Stock").

B. The Parties acknowledge that certain agreements of the Company with other third parties may restrict the ability of the Company to issue equity securities and/or other rights relating to the Company's capital stock (a "Restrictive Agreement"), which Restrictive Agreements include (i) a Credit Agreement dated June 11, 1998, as amended, with the Company's senior lenders (the "Credit Agreement") and (ii) a Stock Purchase Agreement dated June 26, 1998 ("Purchase Agreement") with certain purchasers of the Company's Series B Convertible Preferred Stock.

C. The Parties intend that the SARs shall be issued promptly after the "Conditions to Issuance," as defined in Section 2.b. below, are satisfied.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged thereof, the parties hereto agree as follows:

1. INCORPORATION BY REFERENCE. The above recitals are true, correct and are incorporated herein by reference.

2.       CONDITIONS TO ISSUANCE.

         a. The Company shall issue to WorldCom a Stock Appreciation Agreement ("SAR Agreement") in substantially the form attached hereto as Exhibit "A" promptly upon the satisfaction of the Conditions to Issuance as set forth in
Section 2.b. below; provided that to the extent (i) that the issuance of such SAR Agreement would otherwise cause a default in connection with any agreement or arrangement with any other third parties, including any of the Restrictive Agreements, or (ii) if the Conditions to Issuance have not been satisfied on or before February 28, 1999, then in either of such events the Parties shall use their respective good faith efforts to agree upon such modifications to the terms of the SAR Agreement so that such SAR Agreement would not cause such a default or require a consent from a third party.

         b. Unless waived by the Company, the Conditions to Issuance are as follows:

                  i. Although the Company does not believe that the issuance of the SAR Agreement is restricted by the terms of the Purchase Agreement because the SARs granted thereunder do not constitute equity securities or instruments convertible or exercisable for equity securities, the SAR Agreement will nonetheless not be issued until the restriction on the issuance of equity securities set forth in Section 3.13(a) of the Purchase Agreement (which restriction in pertinent part, provides that no equity securities will be issued by the Company until the "Registration Statement" has been declared effective by the "SEC" and the "Common Shares" are subject to "Effective Registration" (as such terms are defined in the Purchase Agreement)) is satisfied; and

                  ii. The Company shall have obtained the consent or waiver of the senior lenders under the Credit Agreement to issue the SARs pursuant to the SAR Agreement.

3. FURTHER ASSURANCES. The Parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

4. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

5. GOVERNING LAW. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

6. ENTIRE AGREEMENT. This Agreement represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such Parties.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       ABLE TELCOM HOLDING CORP.

                                       By: /s/ BILLY V. RAY, JR.
                                           -----------------------------------
                                       Name: BILLY V. RAY, JR.
                                             ---------------------------------
                                       Its: CEO and PRESIDENT
                                            ----------------------------------

                                       WORLDCOM:

                                       WORLDCOM NETWORK SERVICES, INC.

                                       By: /s/ DAVID E. MEYERS
                                           -----------------------------------
                                       Name: DAVID E. MEYERS
                                             ---------------------------------
                                       Its: VP and CONTROLLER
                                            ----------------------------------

                                    EXHIBIT A

                       STOCK APPRECIATION RIGHTS AGREEMENT

         THIS STOCK APPRECIATION RIGHTS AGREEMENT (the "SAR Agreement") is effective as of the ___ day of _______, ____ (the "Issue Date") by and between Able Telcom Holding Corp., a Florida corporation (the "Company") and WorldCom Network Services, Inc. (the "Optionee").

                                    RECITALS

A. Pursuant to the terms of the September 9, 1998, Agreement (the "September Agreement") between the Company and the Optionee, the Company agreed that it will grant to the Optionee certain Stock Appreciation Rights whereby the Optionee shall have the right to participate in an increase in the value of the Company's common stock, par value $.001 (the "Common Stock") (individually as to an increase in value for each share of Common Stock, an "SAR" and collectively "SARs"); and

B. Optionee and the Company desire to establish the terms and conditions of such SARs in this SAR Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged thereof, the parties hereto agree as follows:

1. RECITALS. The above recitals are true, correct, and are incorporated herein by reference.

2. GRANT OF SARS. Subject to and upon the terms and conditions set forth in this SAR Agreement, the Company hereby grants and issues to Optionee, as of the Issue Date, the right to participate in an increase in the value of an aggregate of Six Hundred Thousand (600,000) shares of Common Stock (the "Aggregate Base Common Stock"). Each SAR shall represent the right to participate in an increase in the value of one (1) share of Common Stock. The Optionee shall be entitled to receive, for each SAR exercised, an amount payable in cash, Common Stock, or a combination thereof, at the Company's election (as hereinafter provided), equal to the excess of the "Fair Market Value", as hereinafter defined, of the Common Stock over $5-3/32, as of the applicable "Exercise Day(s)", as hereinafter defined; and provided that in no event shall the maximum amount payable hereunder, whether in cash, Common Stock or a combination thereof, exceed $25.00 per SAR. Without limiting the generality of the foregoing, it is the intent of the parties that Optionee shall not share in any appreciation in the Fair Market Value of the Common Stock over $30-3/32 per share. The foregoing $5-3/32 and $30-3/32 figures are sometimes referred to herein as the "Collar Prices." For purposes of this SAR Agreement, "Fair Market Value" shall mean the average in the last three (3) trading days immediately preceding the applicable Exercise Day of (i) the last closing bid price for the Common Stock on the Nasdaq National Market ("NASDAQ"), as reported by Bloomberg Financial Markets or its successors

("Bloomberg") or, (ii) if NASDAQ is not the principal trading market for the Common Stock, the last closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or (iii) if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock reported by Bloomberg, or (iv) if no closing bid price is reported for the Common Stock by Bloomberg, the last closing trade price of the Common Stock by Bloomberg, or (v) if no closing bid price is reported for the Common Stock by Bloomberg, the average of the bid prices of any market makers for the Common Stock as reported in the "pink sheets" by the National Quotation Bureau, Inc.

3. SPECIFIED TERM; TIME OF EXERCISE. The SARs shall vest as of the Issue Date and shall be exercisable, in whole or in part, at the times and in the manner specified by Section 6.A. below solely with respect to the following days: (i) July 2, 1999, (ii) July 2, 2000, or (iii) July 2, 2001 (each an "Exercise Day" and collectively "Exercise Days"); provided that the determination of the Fair Market Value shall be determined only for the amount of SARs being exercised on such Exercise Day. All rights with respect to any unexercised SARs shall expire, and these SARs shall become null and void at 5:00 on July 7, 2001, or as otherwise provided in Section 4.B. hereof.

4.       CERTAIN ADJUSTMENTS.

         A. In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization or reclassification of its capital stock, or any similar change affecting the Company's capital structure and the Company determines an adjustment is appropriate under this SAR Agreement, then the aggregate number and kind of shares which thereafter may be issued under this SAR Agreement, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding SAR granted under this SAR Agreement, the number of shares constituting the Aggregate Base Common Stock, and the Collar Prices thereof shall be appropriately adjusted consistent with such change.

         B. In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Company may, in its sole discretion, terminate all outstanding SARs, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least thirty (30) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, the Optionee shall have the right to exercise in full, subject to the limitations in
Section 2, all of the SARs that are then outstanding as of the date immediately preceding the date of the Acquisition Event (such date to be an additional Exercise Day within the meaning of this SAR Agreement) but contingent on the occurrence of the Acquisition Event, and further provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

5. PRIVILEGE OF STOCK OWNERSHIP. Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder of Common Stock with respect to, any SARs.

6.       MANNER OF EXERCISING SARS.

         A. The SARs may be exercised in whole or in part, only by written notice signed by Optionee and mailed or delivered to the President or Secretary of the Company at its principal office, within five (5) days following any Exercise Day that the Optionee shall have elected to exercise any or all of its SARs, which notice shall: (i) specify the number of SARs which are being exercised; (ii) the federal identification number of the Optionee (or transferee); and (iii) if the Option is being exercised by any party or parties other than Optionee, be accompanied by proof satisfactory to the Company and its counsel, that such party or parties have the right to exercise the Option and
(iv) such other documentation and representations as may be reasonably requested by the Company in connection with such exercise. Once exercised a particular SAR may not be further exercised.

         B. This Option shall be deemed to have been exercised with respect to the SARs specified in said notice at the time of timely receipt by the Company of the notice specified in Section 5(A) hereof.

         C. Upon receipt of such notice, the Company shall have up to thirty
(30) days to pay the Optionee the value of any SARs so exercised. Such payment may, at the Company's election, be either in (i) cash or other immediately available funds; (ii) shares of Common Stock; or (iii) a combination thereof. To the extent that the Company elects to make any or all payments in the form of Common Stock, such shares of Common Stock shall be valued for purposes of this SAR Agreement, at the Fair Market Value of the Common Stock as of the corresponding Exercise Day for which Optionee has exercised such SARs. To the extent the shares of Common Stock are not then registered pursuant to the Securities Act of 1933, as amended (the "Act"), the Optionee acknowledges and agrees that it shall make such representations and warranties that the Company may reasonable request to support an exemption pursuant to Section 4(2) of such Act, including with respect to Optionee's investment intent, accredited investor status and restrictions on transfer.

         D. Notwithstanding anything to the contrary contained in this Agreement and specifically in Section 6.C., the parties to this Agreement acknowledge and agree that to the extent that the Company elects to make payments described in this Agreement to the Optionee in the form of shares of Common Stock (or a combination of shares of Common Stock or cash), the Company shall not issue any shares of Common Stock to the Optionee to the extent that such issuance(s) (i) is prohibited by any rule, regulation or policy of the Securities and Exchange Commission or of The Nasdaq Stock Market, Inc., or any exchange or market upon which the Common Stock may then be traded or (ii) whether alone, or in connection with any other issuance(s) in the past that may be deemed to be integrated with any such issuance(s) contemplated herein, would require shareholder approval as contemplated by the Nasdaq Marketplace Rules and specifically Rule 4460, as determined as of any Exercise Day; PROVIDED FURTHER, that this subsection (ii) shall not be applicable if the Company has previously sought and obtained shareholder approval for such issuance(s).

7.       ADJUSTMENT OF SARS AND COLLAR PRICES; MAXIMUM PROCEEDS.

         A. Notwithstanding anything contained in this SAR Agreement to the contrary (subject to the limitation set forth in Section 7.B. below and subject to adjustment pursuant to Section 4 hereof), to the extent that the Fair Market Value of a share of common stock as of the date immediately preceding the executing of this SAR Agreement is greater than the floor Collar Price of $5-3/32 then:

            (i) the floor Collar Price shall be adjusted to the then Fair Market Value, and the ceiling Collar Price shall be adjusted to a dollar amount equal to the then Fair Market Value plus $25.00; and

            (ii) the Aggregate Base Common Stock shall be adjusted (the "Adjusted Aggregate Base Common Stock") by multiplying 600,000 by a fraction,
(x) the numerator of which shall be the adjusted floor Collar Price and (y) the denominator of which shall be $5-3/32; provided that the Adjusted Aggregate Base Common Stock shall in no event exceed a maximum of Seven Hundred Thousand (700,000) shares of Common Stock.

         B. Notwithstanding anything contained in this SAR Agreement to the contrary, the maximum aggregate proceeds (whether in cash, stock or a combination thereof) that may be received by the Optionee from the Company from the exercise of the SAR rights issued pursuant to this SAR Agreement shall not exceed Fifteen Million Dollars ($15,000,000).

8. REGISTRATION RIGHTS. If shares of Common Stock are to be delivered, then (i) such shares must either be registered, or (ii) the Company will as soon as practicable thereafter, file with the Securities and Exchange Commission (the "SEC") under the Act a registration statement to register such shares of Common Stock and will use its reasonable best efforts to have such registration statement declared effective by the SEC as promptly as possible. In either event, the Company shall use its reasonable best efforts to maintain the effectiveness of such registration statement until such shares could be sold by Optionee on an unrestricted basis under Rule 144.

9. AMENDMENTS. The provisions of this SAR Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this SAR Agreement.

10. TRANSFERS. The SARs may not be transferred other than to an affiliate of the Optionee without the Company's consent.

11. FURTHER ASSURANCES. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this SAR Agreement.

12. BINDING EFFECT. All of the terms and provisions of this SAR Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

13. GOVERNING LAW. This SAR Agreement and all transactions contemplated by this SAR Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

14. ENTIRE AGREEMENT. This SAR Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

         IN WITNESS WHEREOF, the undersigned have executed this SAR Agreement as of the date first above written.

                                            THE COMPANY:

                                            ABLE TELCOM HOLDING CORP.

                                       By: /s/ BILLY V. RAY, JR.
                                           -----------------------------------
                                       Name: BILLY V. RAY, JR.
                                             ---------------------------------
                                       Its: CEO and PRESIDENT
                                            ----------------------------------

                                            OPTIONEE:

                                            WORLDCOM NETWORK SERVICES, INC.

                                       By: /s/ DAVID E. MEYERS
                                           -----------------------------------
                                       Name: DAVID E. MEYERS
                                             ---------------------------------
                                       Its: VP and CONTROLLER
                                            ----------------------------------